Exhibit 99.2

Third Quarter 2011
Supplemental Operating and Financial Information

Equity LifeStyle Properties, Inc.

Monte Vista - Mesa, AZ

Bay Indies - Venice, FL

Date Palm Country Club - Palm Springs, CA

Equity LifeStyle Properties, Inc.
Two North Riverside Plaza
Chicago, IL 60606
www.EquityLifeStyle.com

Overview

The Company

Equity LifeStyle Properties, Inc. (“ELS”, “we”, ‘us”, “our” or the “Company”) (NYSE:ELS) was formed in December 1992 as a Maryland corporation to continue the property operations, business objectives and acquisition strategies of an entity that had owned and operated properties since 1969. We have been a public company since 1993 and have elected to be taxed as a real estate investment trust, or a REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 1993.

We are a fully integrated owner and operator of lifestyle-oriented properties (“Properties”). We lease individual developed areas, or sites, with access to utilities for placement of factory-built homes, cottages, cabins or recreational vehicles (“RVs”). Customers may lease individual sites or enter right-to-use contracts providing the customer access to specific Properties for limited stays. As of October 17, 2011, we owned or had an ownership interest in a portfolio of 368 Properties located throughout the United States and Canada containing 136,100 residential sites. These Properties are located in 32 states and British Columbia.

This Supplemental Package was prepared to provide (1) certain operational information about the Company for the periods ended September 30, 2011 and 2010, (2) details of the Company’s guidance assumptions for 2012 and the remainder of 2011 and (3) information about the Acquisition.

On May 31, 2011, through our operating partnership, we entered into purchase agreements to acquire a portfolio of 75 manufactured home communities and one RV resort (the “Acquisition Properties”) containing 31,167 sites on approximately 6,500 acres located in 16 states and certain manufactured homes and loans secured by manufactured homes located at the Acquisition Properties for a stated purchase price of $1.43 billion (the “Acquisition”).

As of October 17, 2011, we closed on 61 Acquisition Properties and expect to close on 14 of the remaining Acquisition Properties on or before November 1, 2011. Please refer to footnote 1 on page 20 for a discussion of the status of the Clinton Acquisition Property and pages 18-20 for details on the conditions to closing on the remainder of the Acquisition. Additional details on the Acquisition can be found in the Company’s Current Reports on Form 8-K dated May 31, 2011, July 1, 2011, August 1, 2011, September 1, 2011, October 3, 2011, and October 11, 2011.

Certain statements made within this Supplemental Package may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company’s expectations, goals or intentions regarding the future, statements regarding the anticipated closing of the Company’s pending Acquisition and the expected effect of the Acquisition on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•

the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company’s assumptions about rental and home sales markets;

•	the Company’s assumptions and guidance concerning 2011 and 2012 estimated net income and funds from operations;

•

in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•

results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options, including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•

the completion of the Acquisition in its entirety and future acquisitions, if any, the timing and effective integration with respect thereto and the Company’s estimates regarding the future performance of the Acquisition Properties;

•	unanticipated costs or unforeseen liabilities associated with the Acquisition;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the sale of agreements to customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Third Quarter 2011 - Selected Financial Data

(In $US Millions, except per share data, unaudited)	ELS	2011 Acquisitions	Consolidated Total
Income from Property Operations - 2011 Core (1)	$70.6	$—	$70.6
Income from Property Operations - Acquisition properties (2)	—	14.5	14.5
Property Management and general and administrative	(14.5)	(1.1)	(15.6)
Other Income and Expenses	6.6	1.0	7.6
Financing Costs and Other	(25.0)	(5.1)	(30.1)

Funds from Operations (FFO), excluding transaction costs(3)	37.7	9.3	47.0
2011 Acquisition Transaction Costs	—	(15.2)	(15.2)

Funds from Operations (FFO) (3)	37.7	(5.9)	31.8
Depreciation on Real Estate and Other	(17.6)	(4.4)	(22.0)
Amortization of In-Place Leases	—	(10.8)	(10.8)
Deferral of right-to-use contract sales revenue and commission, net	(1.7)	—	(1.7)
(Income) Loss Allocated to OP Units	(1.6)	1.9	0.3
(Income) Allocated to ELS Series B preferred	—	(0.5)	(0.5)

Net Income (Loss) Available to Common Shares	$16.8	$(19.7)	$(2.9)

Net Income (Loss) Per Common Share - Basic and Fully Diluted (4)			$(0.07)
FFO Per Share, excluding transaction costs - Fully Diluted			$1.08
FFO Per Share - Fully Diluted			$0.73

Weighted Average Common Shares Outstanding - Basic (4)			38.3
Weighted Average Shares Outstanding - Fully Diluted			43.6

1)	See page 6 for 2011 Core income from property operations detail.
2)	See page 7 for 2011 Acquisition income from property operations. Represents actual performance of Acquisition Properties acquired by the Company during the three months ended September 30, 2011 and excludes Acquisition Properties acquired on or after October 1, 2011. The Company’s guidance issued on July 18, 2011 for the quarter ended September 30, 2011 was approximately $15.1 million and included certain assumptions about the timing of closings on Acquisition Properties during the quarter. Certain properties scheduled to close on August 1st and September 1st were delayed and two properties scheduled to close on October 1st were accelerated to close during the third quarter.
3)	See page 22 for definition of FFO.
4)	As a result of the Net loss available for Common Shares, both the Company’s common OP Units and the newly issued shares of Series B Preferred Stock are considered anti-dilutive, and therefore both were excluded from the computation of the Net Loss Per Common Share – Basic and Fully Diluted.

Consolidated Income from Property Operations (1)

(In $US Millions, unaudited)

	Three Months Ended 30-Sep-11	Three Months Ended 30-Sep-10	Nine Months Ended 30-Sep-11	Nine Months Ended 30-Sep-10
Community base rental income	$87.2	$65.0	$219.7	$194.1
Resort base rental income (2)	36.1	36.0	101.9	101.4
Right-to-use annual payments	12.4	12.6	37.0	37.6
Right-to-use contracts current period, gross	4.4	4.5	13.1	15.2
Utility and other income	14.5	12.5	40.0	37.3

Property operating revenues	154.6	130.6	411.7	385.6
Property operating expenses	69.7	62.5	183.2	176.4

Income from property operations	$84.9	$68.1	$228.5	$209.2

1)	See October 17, 2011 ELS press release for a complete Consolidated Statement of Operations. The line items that the Company includes in property operating revenues are also individually included in our Consolidated Statement of Operations. Property operating expenses above include the captions property operating and maintenance, real estate taxes and sales and marketing, gross that each appear on our Consolidated Statement of Operations.
2)	Resort base rental income is comprised of the following:

	Three Months Ended 30-Sep-11	Three Months Ended 30-Sep-10	Nine Months Ended 30-Sep-11	Nine Months Ended 30-Sep-10
Annual	$21.0	$20.2	$62.0	$59.5
Seasonal	2.5	2.4	16.7	17.4
Transient	12.6	13.4	23.2	24.5

Core (1) Income from Property Operations

(In $US Millions, unaudited)
	Three Months Ended 30-Sep-11	Three Months Ended 30-Sep-10	% Change (2)	Nine Months Ended 30-Sep-11	Nine Months Ended 30-Sep-10	% Change (2)
Community base rental income	$66.8	$65.0	2.8%	$199.4	$194.0	2.8%
Resort base rental income (3)	36.0	35.8	0.4%	101.5	101.3	0.2%
Right-to-use annual payments	12.4	12.6	-0.9%	37.0	37.6	-1.8%
Right-to-use contracts current period, gross	4.4	4.6	-3.6%	13.1	15.2	-13.7%
Utility and other income	12.8	12.4	2.2%	38.2	37.3	2.6%

Property operating revenues	132.4	130.4	1.5%	389.2	385.4	1.0%
Property operating expenses	61.8	62.2	-0.6%	174.7	176.1	-0.8%

Income from property operations	$70.6	$68.2	3.5%	$214.5	$209.3	2.5%

1)	2011 Core properties include properties we expect to own and operate during all of 2010 and 2011. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net.
2)	Calculations prepared using unrounded numbers.
3)	Resort base rental income is comprised of the following:

	Three Months Ended 30-Sep-11	Three Months Ended 30-Sep-10	% Change (2)	Nine Months Ended 30-Sep-11	Nine Months Ended 30-Sep-10	% Change (2)
Annual	$21.0	$20.2	4.2%	$62.0	$59.5	4.3%
Seasonal	2.4	2.3	3.5%	16.5	17.4	-5.1%
Transient	12.6	13.3	-5.8%	23.0	24.4	-5.9%

2011 Acquisition - Income from Property Operations (1)

(In $US Millions, unaudited)
Three and Nine Months Ended September 30, 2011
Community base rental income	$20.3
Utility income and other property income	1.8

Property operating revenues	22.1

Property operating expenses	7.6

Income from property operations (2)	$14.5

1)	Represents actual performance of Acquisition Properties acquired by the Company during the three months ended September 30, 2011. The Company acquired (i) 35 Acquisition Properties on July 1, 2011, (ii) 16 Acquisition Properties on August 1, 2011, and (iii) 7 Acquisition Properties on September 1, 2011.
2)	Excludes property management expenses.

Core Income from Rental Operations

(In $US Millions except occupied rentals, unaudited)
	Three Months Ended 30-Sep-11	Three Months Ended 30-Sep-10	Nine Months Ended 30-Sep-11	Nine Months Ended 30-Sep-10
Manufactured homes:
New Home	$3.3	$2.1	$8.8	$5.8
Used Home	4.1	3.0	11.4	8.5

Rental operations revenues (1)	7.4	5.1	20.2	14.3
Rental operations expense	(1.4)	(0.6)	(3.1)	(2.0)
Depreciation	(1.0)	(0.7)	(2.8)	(2.0)

Income from rental operations	$5.0	$3.8	$14.3	$10.3

Net basis in new manufactured home rental units as of:	$71.0	$54.5
Net basis in used manufactured home rental units as of:	$25.6	$19.7

Number of occupied rentals - new, end of period:	1,204	695
Number of occupied rentals - used, end of period:	1,888	1,581

1)	For the three and nine months ended September 30, 2011, approximately $5.6 million and $15.4 million, respectively, are included in Community base rental income in the Income from Property Operations table on pages 5 and 6. For the three and nine months ended September 30, 2010, approximately $4.0 million and $11.0 million, respectively, are included in Community base rental income in the Income from Property Operations table on pages 5 and 6. The remainder of the Income from rental operations activity is included in the caption “Ancillary services revenues, net” on our Consolidated Statement of Operations.

2011 Guidance - Selected Financial Data (1)

The Company’s guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2011 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts, (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts, (vii) completion of the Acquisition in its entirety and on the schedule assumed, (viii) transaction costs associated with the Acquisition, and (ix) our ability to integrate and operate the Acquisition Properties in accordance with our estimates.

(In $US Millions, except per share data, unaudited)
	ELS 2011 Guidance	2011 Acquisitions (3)	Total
Income from Property Operations - 2011 Core (2)	$282.9	$—	$282.9
Income from Property Operations -2011 Acquisition properties	—	37.9	37.9
Property Management and general and administrative	(57.4)	(2.9)	(60.3)
Other Income and Expenses	13.0	2.5	15.5
Financing Costs and Other	(100.7)	(15.0)	(115.7)

Funds from Operations (FFO), excluding transaction costs (4)	$137.8	$22.5	$160.3
2011 Acquisition Transaction Costs (5)	—	(22.0)	(22.0)

Funds from Operations (FFO) (4)	$137.8	$0.5	$138.3
Depreciation on Real Estate and Other	(70.3)	(11.8)	(82.1)
Amortization of In-Place Leases	—	(28.0)	(28.0)
Deferral of right-to-use contract sales revenue and commission, net (6)	(7.2)	—	(7.2)
(Income) Loss allocated to Common OP Units	(5.5)	3.7	(1.8)
(Income) allocated to ELS Series B preferred	—	(1.1)	(1.1)

Net Income (Loss) Available to Common Shares	$54.8	$(36.7)	$18.1

Net Income Per Common Share - Fully Diluted			$0.52
FFO Per Share, excluding transaction costs - Fully Diluted			$3.97
FFO Per Share - Fully Diluted			$3.42

Weighted Average Shares Outstanding - Fully Diluted			40.4

1)	Each line item represents the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome. Actual FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect. The guidance estimate reflects the historical results for the nine months ended September 30, 2011 plus an estimate for the three months ended December 31, 2011.
2)	See page 11 for Core growth assumptions. Amount represents 2010 Core Income from property operations for the 2011 Core of $276.3 million multiplied by an estimated growth rate of 2.4%.
3)	2011 Acquisitions guidance makes certain assumptions about the timing of the Acquisition. There can be no assurances that our estimates will reflect actual timing. See page 12 for 2011 Acquisition assumptions.
4)	See page 22 for definition of FFO.
5)	Amount represents the Company’s estimate of costs for the Acquisition of which $17.3 million was incurred during the nine months ended September 30, 2011. Estimate assumes the Company acquires 18 Acquisition Properties during the quarter. If the Company does not acquire the Clinton property before January 1, 2012 (see footnote 1 on page 20 for further details), transaction costs will be reduced by approximately $2.0 million. The Clinton property transaction costs include a portion of the seller’s debt defeasance costs.
6)	Due to the uncertain timing and extent of right to use upfront payments and the resulting deferrals, actual income could differ materially from expected net income.

Fourth Quarter 2011 Guidance - Selected Financial Data (1)

The Company’s guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2011 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts, (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts, (vii) completion of the Acquisition in its entirety and on the schedule assumed, (viii) transaction costs associated with the Acquisition, and (ix) our ability to integrate and operate the Acquisition Properties in accordance with our estimates.

(In $US Millions, except per share data, unaudited)	ELS Fourth Quarter 2011	2011 Acquisitions (3)	Total
Income from Property Operations - 2011 Core (2)	$68.4	$—	$68.4
Income from Property Operations - Acquisition properties	—	23.4	23.4
Property Management and general and administrative	(14.5)	(1.8)	(16.3)
Other Income and Expenses	1.0	1.5	2.5
Financing Costs and Other	(24.7)	(10.0)	(34.7)

Funds from Operations (FFO), excluding transaction costs(4)	$30.2	$13.1	$43.3
2011 Acquisition Transaction Costs (5)	—	(4.7)	(4.7)

Funds from Operations (FFO) (4)	$30.2	$8.4	$38.6
Depreciation on Real Estate and Other	(17.6)	(7.4)	(25.0)
Amortization of In-Place Leases	—	(17.3)	(17.3)
Deferral of right-to-use contract sales revenue and commission, net (6)	(1.8)	—	(1.8)
(Income) Allocated to OP Units	(1.0)	1.6	0.6
(Income) Allocated to ELS Series B preferred	—	(0.7)	(0.7)

Net Income (Loss) Available to Common Shares (5)	$9.8	$(15.4)	$(5.6)

Net Income (Loss) Per Common Share - Basic and Fully Diluted (7)			$(0.14)
FFO Per Share, excluding transaction costs - Fully Diluted			$0.96
FFO Per Share - Fully Diluted			$0.85

Weighted Average Common Shares Outstanding - Basic (7)			39.1
Weighted Average Shares Outstanding - Fully Diluted			45.3

1)	Each line item represents the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome. Actual FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.
2)	See page 11 for Core growth assumptions. Amount represents Core Income from property operations for the 2011 Core of $67.0 million multiplied by an estimated growth rate of 2.1%.
3)	2011 Acquisitions guidance makes certain assumptions about the timing of the Acquisition. There can be no assurances that our estimates will reflect actual timing. See page 12 for 2011 Acquisition assumptions.
4)	See page 22 for definition of FFO.
5)	Amount represents the Company’s estimate of costs for the Acquisition to be incurred during the fourth quarter of 2011. Estimate assumes the Company acquires 18 Acquisition Properties during the quarter. If the Company does not acquire Clinton before January 1, 2012 (see footnote 1 on page 20 for further details), transaction costs will be reduced by approximately $2 million. Clinton transaction costs include a portion of the seller’s debt defeasance costs.
6)	Due to the uncertain timing and extent of right to use upfront payments and the resulting deferrals, actual income could differ materially from expected net income.
7)	As a result of the estimated Net loss available for Common Shares, both the Company’s common OP Units and the newly issued shares of Series B Preferred Stock are considered anti-dilutive, and therefore both were excluded from the computation of the Net Loss Per Common Share – Basic and Fully Diluted.

2011 Core (1) Guidance Assumptions - Income from Property Operations

(In $US Millions, unaudited)

	Year ended 12/31/2010	2011 Growth Factors (2)	Quarter ended 12/31/2010	4Q 2011 Growth Factors (2)
Community Base Rental Income	$259.3	2.8%	$65.3	2.7%
Resort Base Rental Income (3)	129.2	0.4%	27.9	0.9%
Right to Use Annual Payments	49.8	-1.4%	12.2	-0.3%
Right to Use Contracts	19.5	-9.7%	4.3	4.2%
Utility and Other Income	48.3	2.1%	11.0	0.7%

Property Operating Revenues	506.1	1.2%	120.7	1.9%
Property Operating Expenses	(229.8)	-0.2%	(53.7)	1.6%

Income from Property Operations	$276.3	2.4%	$67.0	2.1%

1)	2011 Core properties include properties we expect to own and operate during all of 2010 and 2011. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net.
2)	Management’s estimate of the growth of the 2011 Core in 2011 compared to actual 2010 performance. Represents the mid-point of a range of possible outcomes. Calculations prepared using unrounded numbers.
3)	Resort base rental income is comprised of the following:

	Year ended 12/31/2010	2011 Growth Factors (2)	Quarter ended 12/31/2010	4Q 2011 Growth Factors (2)
Annual	$79.8	4.1%	$20.4	3.7%
Seasonal	21.6	-5.0%	4.1	-4.8%
Transient	27.8	-6.2%	3.4	-8.8%

2011 Acquisition Assumptions (1)

(In $US Millions, unaudited)

	Year ended December 31, 2011	Quarter ended December 31, 2011
Community base rental income	$52.3	$32.0
Resort base rental income	0.2	0.2
Utility income and other property income	4.6	2.8

Property operating revenues	57.1	35.0

Property operating expenses	(19.2)	(11.6)

Income from property operations (2)	$37.9	$23.4

Property management and general and administrative	(2.9)	(1.8)
Other income and expenses (3)	2.5	1.5
Financing costs and other	(15.0)	(10.0)
Depreciation of real estate and other	(11.8)	(7.4)
Amortization of in-place leases	(28.0)	(17.3)

1)	Each line item represents our estimate of the mid-point of a possible range of outcomes. Guidance also makes certain assumptions about the timing of the Acquisition and mortgage debt assumption approvals. There can be no assurances that our estimates will be reflected in actual results. The guidance estimate for the year ended December 31, 2011 reflects the historical results for the nine months ended September 30, 2011 plus an estimate for the three months ended December 31, 2011.
2)	Estimates were based on 2011 budgets provided to us by the seller and exclude property management expenses. Seller’s budgets may not be reflective of the Company’s accounting policies, which may impact the timing and amount of actual income from property operations as compared to seller’s budgets. Estimated 2011 income from property operations includes 61 Acquisition Properties acquired on or before October 17, 2011 and 14 Acquisition Properties that we expect to acquire during the fourth quarter of 2011. One Acquisition Property, Clinton, as discussed in footnote 1 on page 20 is excluded from 2011 guidance.
3)	See footnote 4 on page 16 for discussion of the interest income on recently purchased chattel notes receivable.

2012 Preliminary Guidance - Selected Financial Data (1)

The Company’s guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2012 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts, (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts, (vii) completion of the Acquisition in its entirety and on the schedule assumed, and (viii) our ability to integrate and operate the Acquisition Properties in accordance with our estimates.

(In $US Millions, except per share data, unaudited)

	2012 Core	2011 Acquisitions (3)	Total (1)
Income from Property Operations - 2012 Core (2)	$288.4	$—	$288.4
Income from Property Operations - 2011 Acquisition properties	—	101.3	101.3
Property Management and general and administrative	(58.3)	(7.1)	(65.4)
Other Income and Expenses	10.8	6.9	17.7
Financing Costs and Other	(98.9)	(42.2)	(141.1)

Funds from Operations (FFO) (4)	$142.0	$58.9	$200.9
Depreciation on Real Estate and Other	(70.3)	(31.7)	(102.0)
Amortization of In-Place Leases	—	(48.0)	(48.0)
Deferral of right-to-use contract sales revenue and commission, net (5)	(7.3)	—	(7.3)
(Income) Loss Allocated to OP Units	(5.9)	2.2	(3.7)
(Income) Allocated to ELS Series B preferred	—	(3.0)	(3.0)

Net Income (Loss) Available to Common Shares	$58.5	$(21.6)	$36.9

Net Income (Loss) Per Common Share - Fully Diluted			$0.89
FFO Per Share - Fully Diluted			$4.42

Weighted Average Shares Outstanding - Fully Diluted			45.4

1)	Each line item represents the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome. Actual FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.
2)	See page 14 for 2012 Core growth assumptions. Amount represents estimated 2012 Core income from property operations in 2011 of $282.4 million multiplied by an estimated growth rate of 2.2%.
3)	2011 Acquisitions guidance makes certain assumptions about the timing of the Acquisition. There can be no assurances that our estimates will reflect actual timing. See page 15 for 2011 Acquisition assumptions.
4)	See page 22 for definition of FFO.
5)	Due to the uncertain timing and extent of right to use upfront payments and the resulting deferrals, actual income could differ materially from expected net income.

2012 Core (1) Growth Assumptions - Income from Property Operations

(In $US Millions, unaudited)

	Estimated 2011	2012 Growth Factors (2)
Community Base Rental Income	$266.4	2.3%
Resort Base Rental Income (3)	130.2	2.3%
Right to Use Annual Payments	49.1	0.0%
Right to Use Contracts	17.6	2.3%
Utility and Other Income	49.5	1.9%

Property Operating Revenues	512.8	2.1%
Property Operating Expenses	(230.4)	1.9%

Income from Property Operations	$282.4	2.2%

1)	2012 Core properties include properties we expect to own and operate during all of 2011 and 2012. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net. The 2011 estimate reflects the historical results for the 2012 Core for the nine months ended September 30, 2011 plus an estimate for the three months ended December 31, 2011.
2)	Management’s estimate of the growth of the 2012 Core in 2012 compared to estimated 2011 performance. Represents the mid-point of a range of possible outcomes and was calculated using unrounded numbers.
3)	Resort base rental income is comprised of the following:

	Estimated 2011	2012 Growth Factors (2)

Annual	$83.2	3.6%
Seasonal	20.6	-0.3%
Transient	26.4	0.1%

2011 Acquisition Assumptions for 2012 (1)

(In $US Millions)

2012
Community base rental income	$141.8
Resort base rental income	0.7
Utility income and other property income	13.1

Property operating revenues	155.6

Property operating expenses	(54.3)

Income from property operations	$101.3

Property management and general and administrative	(7.1)
Other income and expenses (2)	6.9
Financing costs and other	(42.2)
Depreciation of real estate and other	(31.7)
Amortization of in-place leases	(48.0)

1)	Each line item represents our estimate of the mid-point of a possible range of outcomes. 2012 guidance assumes the Acquisition is complete on or before January 1, 2012.

Footnotes continued on page 16.

2012 Acquisition Assumptions Footnotes (cont.)

2)	Includes interest income of approximately $6.5 million for the year ended December 31, 2012 from Notes Receivable acquired from the seller. The Notes Receivable are secured by manufactured homes located at the Acquisition Properties. As of September 30, 2011 the Company’s carrying value of the Notes Receivable was approximately $29 million and the face amount was approximately $80 million. The Company’s carrying value is based on a third party valuation utilizing recent market transactions. Factors used in determining the carrying value included delinquency status, market interest rates and recovery assumptions. The Company expects to acquire an additional $12 million of Notes Receivable on or before January 1, 2012.

Summary of loans to be acquired in the Acquisition
Contractual cash flows to maturity	$214.3
Expected cash flows to maturity	99.5
Face value of loans	114.7
Carrying value of loans (purchase price)	42.6
Expected interest income over life of loans	56.9

The amounts expected to be acquired are subject to change based on closing dates of the Acquisition Properties and subsequent performance on the Notes Receivable. An increase in the estimate of expected cash flows would generally result in additional interest income to be recognized over the remaining life of the underlying pool of loans. A decrease in the estimate of expected cash flows could result in an impairment loss to the carrying value of the loans. The following summarizes our assumptions with respect to the preliminary interest income guidance for 2012.

Assumptions
Defaults per year, for eight years	10%
Recoveries as percentage of defaults	25%
Expected yield	17%

Preliminary Guidance Estimates	2012
Average carrying amount of loans	$37.9
Contractual principal pay downs	3.9
Contractual interest income	8.5
Expected cash flows applied to principal	4.7
Expected cash flows applied to interest income	6.5

2011 Acquisition Properties - Income from Property Operations (1)

(In $US Millions, unaudited)	Three Months Ended Sep. 30, 2011	Three Months Ended Sep. 30, 2010	Nine Months Ended Sep. 30, 2011	Nine Months Ended Sep. 30, 2010
Rental income	$34.1	$33.6	$102.2	$101.4
Utility income and other property income	3.1	3.1	9.4	9.2

Total property operating revenues - Acquisition Core	37.2	36.7	111.6	110.6

Total property operating expenses - Acquisition Core	12.0	12.2	36.3	36.2

Income from property operations - Acquisition Core (2)	25.2	24.5	75.3	74.4
Income from property operations - Acquisition Non-Core (3)	0.5	0.0	1.2	0.0

Income from property operations - Total	$25.7	$24.5	$76.5	$74.4

1)

Table above includes amounts for all 76 Acquisition Properties. Amounts were provided by both the Company and the seller of the Acquisition Properties and excludes property management expense. Income from property operations after the Company acquired the Acquisition Properties were provided by the Company. Income from property operations includes amounts provided by the seller i) for each period presented in 2010, ii) for Acquisition Properties not owned by the Company at any time during the three months ended September 30, 2011 and iii) from July 1st through the Company’s acquisition date for Acquisition Properties acquired by the Company during the quarter ended September 30, 2011. Actual results of the Acquisition Properties reported by the seller may not be representative of the performance of the Acquisition Properties once acquired by the Company.

2)	Acquisition Core includes 73 Acquisition Properties that were owned during both periods presented.
3)	Acquisition Non-Core includes two Acquisition Properties acquired by the seller in January 2011 and one Acquisition Property acquired by the seller in May 2011.

2011 Acquisition Properties

The following table sets forth certain information relating to the 76 Acquisition Properties. The table is categorized according to major markets and was provided to the Company by the seller. The accompanying footnotes are an integral part of the table.

Property	Address	City	State	ZIP	Acres	Sites	Closing Schedule (3)
Florida
Audubon	6565 Beggs Road	Orlando	FL	32810	40	280	September 1
Beacon Hill Colony	1112 W. Beacon Road	Lakeland	FL	33803	31	201	November 1 (4)
Beacon Terrace	2425 Harden Blvd.	Lakeland	FL	33803	55	297	August 1
Carefree Village	8000 Sheldon Road	Tampa	FL	33615	58	406	July 1
Cheron Village	13222 SW 9th Court	Davie	FL	33325	30	202	July 1
Clover Leaf Farms	900 N. Broad Street	Brooksville	FL	34601	227	780	November 1 (4)
Clover Leaf Forest (2)	900 N. Broad Street	Brooksville	FL	34601	30	277	November 1 (4)
Colony Cove	101 Amsterdam Ave	Ellenton	FL	34222	531	2,211	August 1
Covington Estates	3400 Glenwick Ct.	Saint Cloud	FL	34772	59	241	July 1
Crystal Lakes-Zephyrhills	4604 Lake Crystal Blvd.	Zephyrhills	FL	33541	146	318	July 1
Emerald Lake	24300 Airport Road	Punta Gorda	FL	33950	34	201	August 1
Featherock	2200 Highway 60 East	Valrico	FL	33594	84	521	October 11
Foxwood	4705 NW 20th Street	Ocala	FL	34482	56	375	July 1
Haselton Village	14 Coral Street	Eustis	FL	32726	52	292	September 1
Heron Cay	1400 90th Avenue	Vero Beach	FL	32966	130	597	September 1
Hidden Valley	8950 Polynesian Lane	Orlando	FL	32836	50	303	July 1
Kings & Queens	2808 N. Florida Avenue	Lakeland	FL	33805	18	107	July 1
Lake Village	400 Lake Drive	Nokomis	FL	34275	65	391	October 3
Lake Worth Village	4041 Roberts Way #3	Lake Worth	FL	33463	117	826	November 1 (4)
Lakeland Harbor	4747 North Road 33	Lakeland	FL	33805	65	504	August 1
Lakeland Junction	202 E. Griffin Road	Lakeland	FL	33805	23	193	July 1
Lakeside Terrace	24 Sunrise Lane	Fruitland Park	FL	34731	39	241	July 1
Orange Lake	15840-32 SR 50	Clermont	FL	34711	38	242	July 1
Palm Beach Colony	2000 N. Congress Avenue	West Palm Beach	FL	33409	48	285	August 1
Parkwood Communities	414 Springlake Road	Wildwood	FL	34785	121	695	July 1
Ridgewood Estates	101 Amsterdam Ave	Ellenton	FL	34222	77	381	November 1 (4)
Shady Oaks	15777 Bolesta Road	Clearwater	FL	33760	31	250	July 1
Shady Village	15777 Bolesta Road	Clearwater	FL	33760	19	156	July 1
Starlight Ranch	6000 East Pershing Ave	Orlando	FL	32822	130	783	July 1
Tarpon Glen	1038 Sparrow Lane	Tarpon Springs	FL	34689	24	170	July 1
Vero Palm	1400 90th Avenue	Vero Beach	FL	32966	64	285	September 1 (4)
Village Green	7300 20th Street	Vero Beach	FL	32966	174	781	August 1
Whispering Pines - Largo	7501 142nd Ave North	Largo	FL	33771	55	392	November 1 (4)
Florida Total					2,719	14,184

See page 20 for footnotes to this table.

2011 Acquisition Properties (continued)

Property	Address	City	State	ZIP	Acres	Sites	Closing Schedule (3)
Northeast
Stonegate Manor	1 Stonegate Drive	North Windham	CT	06256	114	372	July 1
The Glen	31 Leisurewoods	Norwell	MA	02370	24	36	August 1
Hillcrest	31 Leisurewoods	Rockland	MA	02370	19	83	August 1
Fernwood	1901 Fernwood Drive	Capitol Heights	MD	20743	40	329	November 1 (4)
Williams Estates and Peppermint Woods	3300 Eastern Blvd	Middle River	MD	21200	121	804	August 1
Pine Ridge at Crestwood	2 Fox Street	Whiting	NJ	08759	188	1,035	September 1
The Woodlands	6237 South Transit	Lockport	NY	14094	225	1,183	October 3
Greenbriar Village	63A Greenbriar Drive	Bath	PA	18014	63	319	November 1 (4)
Lil Wolf	3411 Li’l Wolf Drive	Orefield	PA	18069	56	271	November 1 (4)
Mountain View - PA	4 East Zimmer Drive	Walnutport	PA	18088	45	189	August 1
Regency Lakes	216 Regency Lakes Drive	Winchester	VA	22603	165	523	July 1
Northeast Total					1,060	5,144
West
Apache East	3500 S. Tomahawk	Apache Junction	AZ	85219	17	123	July 1
Denali Park	3405 S. Tomahawk	Apache Junction	AZ	85219	33	162	July 1
Sunshine Valley	1650 S. Arizona Avenue	Chandler	AZ	85286	55	380	September 1
Westpark	2501 W Wickenburg Way	Wickenburg	AZ	85390	48	188	July 1
Los Ranchos	20843 Waalew Road	Apple Valley	CA	92307	30	389	November 1 (4)
Mountain View - NV	148 Day Street	Henderson	NV	89074	67	352	August 1
West Total					250	1,594
Other Midwest / ID
Coach Royale	8597 W. Irving Lane	Boise	ID	83704	12	91	July 1
Maple Grove	8597 W. Irving Lane	Boise	ID	83704	38	270	July 1
Shenandoah Estates	5603 Bullrun Lane	Boise	ID	08081	24	154	November 1 (4)
West Meadow Estates	120 West Driftwood	Boise	ID	83713	29	179	November 1 (4)
Hoosier Estates	830 Campbell Street	Lebanon	IN	46052	60	288	November 1 (4)
North Glen Village	18200 US 31 N #292	Westfield	IN	46074	88	289	November 1 (4)
Rockford Riverview Estates	135 Highview Road	Rockford	MN	55373	88	428	August 1
Rosemount Woods	13925 Bunratty Ave	Rosemount	MN	55068	50	182	July 1
Cedar Knolls	12571 Garland Ave	Apple Valley	MN	55124	93	458	August 1
Cimarron Park	901 Lake Elmo Ave N	Lake Elmo	MN	55042	230	505	August 1
Buena Vista	4301 El Tora Boulevard	Fargo	ND	58103	76	400	August 1
Meadow Park	3220 12th Ave North	Fargo	ND	58102	17	117	September 1
Other Midwest / ID Total					804	3,361
Michigan
Avon	2889 Sandpiper	Rochester Hills	MI	48309	83	617	July 1
Chesterfield	49900 Fairchild Road	Chesterfield	MI	48051	78	345	July 1
Clinton	38129 Deacroix	Clinton Township	MI	48038	161	1,000	(1)
Cranberry Lake	9620 Highland Road	White Lake	MI	48386	54	328	July 1
Ferrand Estates	2680 44th Street	Wyoming	MI	49519	80	420	September 1
Grand Blanc	8225 Embury Road	Grand Blanc	MI	48439	221	478	July 1
Holly Hills	16181 Lancaster Way	Holly	MI	48442	198	242	July 1
Lake in the Hills	2700 Shimmons Road	Auburn Hills	MI	48326	51	238	July 1
Macomb	45301 Chateau Thierry Blvd.	Macomb	MI	48044	400	1,426	July 1
Novi	41875 Carousel Street	Novi	MI	48377	118	725	July 1
Old Orchard	10500 Lapeer Road	Davison	MI	48423	41	200	July 1
Royal Estates	8300 Ravine Road	Kalamazoo	MI	49009	63	183	July 1
Swan Creek	6988 McKean	Ypsilanti	MI	48197	59	294	July 1
Westbrook	45013 Catalpa	Macomb	MI	48044	79	388	July 1
Michigan Total			MI Total		1,686	6,884
Grand Total					6,519	31,167

See page 20 for footnotes to this table.

2011 Acquisition Properties Footnotes

1)	The terms of the purchase agreement for the Acquisition provided for a July 1, 2011 closing for this property. As a result of underwriting issues related to this property, the parties agreed that the Company’s acquisition of the property would be deemed terminated but also agreed that the Company may reinstate the acquisition at any time on or before December 31, 2011. The Company is continuing to perform due diligence on the property. All 2012 guidance estimates assume that the Company will acquire this property on or before January 1, 2012. The guidance for transaction costs in the fourth quarter of 2011 assumes the Company will acquire the property on or before December 31, 2011, but any contribution from the operations of the property is excluded from 2011 guidance. There can be no assurance that the Company will acquire this property.
2)	This property is a resort property with 146 annual sites.
3)	In addition to the debt–related assumptions issues highlighted in footnote 4, all future closings are subject to customary closing conditions and due diligence.
4)	Closing subject to completing loan assumption. Lender has acknowledged request for assumption approval, however lender due diligence and underwriting are not complete.

Debt Maturity Table – As Adjusted (1)

(In $US Millions, unaudited)

Year	Amount
2012	$35
2013	118
2014	201
2015	600
2016	232
2017	293
2018	209
2019	218
2020	140
2021+	210

$2,256

1)	Represents the Company’s mortgage notes payable excluding net note premiums, and the Company’s $200 million term loan as of September 30, 2011 and is adjusted for the acquisition of each of the remaining 18 Acquisition Properties as if they were acquired on September 30, 2011.

Non–GAAP Financial Measures

Funds from Operations (“FFO”) - a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

The Company defines FFO as net income, computed in accordance with GAAP, excluding gains or actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company receives up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of nonrefundable right-to-use payments, the Company believes that it is appropriate to adjust for the impact of the deferral activity in its calculation of FFO. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or actual or estimated losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company believes that the adjustment to FFO for the net revenue deferral of upfront non-refundable payments and expense deferral of right-to-use contract commissions also facilitates the comparison to other equity REITs. Investors should review FFO, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating the Company’s operating performance. The Company computes FFO in accordance with its interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. Investors should review FFO, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating the Company’s operating performance. FFO do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.